UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 2, 2017 (November 1, 2017)

DOWDUPONT INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38196 (Commission file number)	81-1224539 (IRS Employer Identification No.)

c/o The Dow Chemical Company	c/o E. I. du Pont de Nemours and Company
2030 Dow Center, Midland, MI 48674	974 Centre Road, Wilmington, DE 19805
(989) 636-1000	(302) 774-1000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 1, 2017, the DowDuPont Inc. ("DowDuPont" or "Company") Board of Directors (the “Board”) approved restructuring actions under the DowDuPont Cost Synergy Program (the “Synergy Program”). The Synergy Program is designed to integrate and optimize the organization following the all-stock merger of equals strategic combination between The Dow Chemical Company ("Dow") and E. I. du Pont de Nemours and Company ("DuPont") under which Dow and DuPont each became subsidiaries of DowDuPont on August 31, 2017, and in preparation for the separation of the combined company's agriculture business, materials science business and specialty products business through one or more tax-efficient transactions (the “Intended Business Separations”). The Intended Business Separations are subject to approval by the Board. The Company previously approved post-merger restructuring actions under the Synergy Program with related charges of up to $250 million for which pretax charges of $180 million were recorded in the third quarter of 2017.

Based on all actions approved to date under the Synergy Program, the Company expects to record total pretax restructuring charges of about $2 billion, comprised of approximately $875 million to $975 million of severance and related benefits costs; $450 million to $800 million of asset related charges, and $400 million to $450 million of costs related to contract terminations. Current estimated total pretax restructuring charges includes the $180 million recorded in the third quarter of 2017, comprised of severance and related benefit costs. The Company expects to record pretax restructuring charges of approximately $1 billion in the fourth quarter of 2017, with the remaining restructuring charges to be incurred by the end of 2019. The Synergy Program includes certain asset actions, including strategic decisions regarding the cellulosic biofuel business reflected in the preliminary fair value measurement of DuPont’s assets as of the merger date. Current estimated total pretax restructuring charges could be impacted by future adjustments to the preliminary fair value of DuPont’s assets.

Future cash payments related to this charge are anticipated to be approximately $1,275 million to $1,425 million, primarily related to the payment of severance and related benefits and contract termination costs. It is possible that additional charges and future cash payments could occur in relation to the restructuring actions. As permitted by Item 2.05 of Form 8-K, the Company will file an amendment to this report if additional charges and future cash payments were expected to be other than immaterial to its current estimates.

The Synergy Program restructuring actions approved to date are anticipated to deliver run rate cost synergies of approximately $3 billion within 24 months under the Synergy Program.

Cautionary Statement About Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond DowDuPont's control. DowDuPont does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWDUPONT INC.
Registrant
Date: November 2, 2017

By:	/s/ JEANMARIE F. DESMOND	By:	/s/ RONALD C. EDMONDS
Name:	Jeanmarie F. Desmond	Name:	Ronald C. Edmonds
Title:	Co-Controller	Title:	Co-Controller
City:	Wilmington	City:	Midland
State:	Delaware	State:	Michigan